Exhibit 10.9

Execution Version

Sunlight Financial Holdings Inc.

STOCKHOLDERS’ AGREEMENT

december 6, 2023

TABLE OF CONTENTS

1. Definitions	1
2. Voting Provisions Regarding the Board	7
2.1 Shares	7
2.2 Board Size and Composition	8
2.3 Failure to Designate a Board Member	9
2.4 Removal of Board Members	9
2.5 No Liability for Election of Recommended Directors	9
2.6 Board Observer	9
2.7 Board Meetings	10
2.8 Committees; Special Committee	10
2.9 Annual Budget	11
2.10 Management Incentive Plan	11
3. Vote to Increase Authorized Common Stock	11
4. Drag-Along Right	11
4.1 Definitions	11
4.2 Actions to be Taken	12
4.3 Conditions	13
4.4 Restrictions on Sales of Control of the Company	15
5. Right of First Refusal and Right of Co-Sale	15
5.1 Right of First Refusal	15
5.2 Right of Co-Sale	16
5.3 Effect of Failure to Comply	18
6. Exempt Transfers	19
6.1 Exempted Transfers	19
6.2 Exempted Offerings	20
6.3 Prohibited Transferees	20
6.4 Other Prohibited Transferees	20
7. Rights to Future Stock Issuances	20
7.1 Right of First Offer	20
7.2 Termination	21
8. Additional Covenants	21
8.1 Insurance	21
8.2 Employee Agreements	22

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8.3 Employee Stock	22
8.4 Right to Conduct Activities	22
9. Confidentiality	23
10. Legend	23
11. Lock-Up	24
11.1 Agreement to Lock-Up	24
11.2 Stop Transfer Instructions	24
12. “Bad Actor” Matters	24
12.1 Representations	24
12.2 Covenants	25
13. Term	25
14. Registration Rights	26
14.1 Demand Registration	26
14.2 Company Registration	27
14.3 Underwriting Requirements	28
14.4 Obligations of the Company	29
14.5 Furnish Information	32
14.6 Expenses of Registration	32
14.7 Delay of Registration	33
14.8 Indemnification	33
14.9 Reports Under Exchange Act	35
14.10 Limitations on Subsequent Registration Rights	35
14.11 “Market Stand-off” Agreement	36
14.12 Restrictions on Transfer	37
14.13 Termination of Registration Rights	38
15. Information Rights	38
15.1 Delivery of Financial Statements	38
15.2 Inspection	40
16. Remedies	40
16.1 Covenants of the Company	40
16.2 Irrevocable Proxy and Power of Attorney	40
16.3 Specific Enforcement	41
16.4 Remedies Cumulative	41
17. Successor Indemnification	41
18. Indemnification Matters	41

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19. Miscellaneous	42
19.1 Additional Parties	42
19.2 Transfers	42
19.3 Successors and Assigns	42
19.4 Governing Law	43
19.5 Counterparts	43
19.6 Titles and Subtitles	43
19.7 Notices	43
19.8 Consent Required to Amend, Modify, Terminate or Waive	44
19.9 Delays or Omissions	44
19.10 Severability	45
19.11 Entire Agreement	45
19.12 Share Certificate Legend	45
19.13 Stock Splits, Dividends and Recapitalizations	45
19.14 Manner of Voting	45
19.15 Further Assurances	46
19.16 Dispute Resolution	46
19.17 Costs of Enforcement	46
19.18 Aggregation of Stock	46

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STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of December 6, 2023, by and among Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), each holder of Series A-1 Preferred Stock, $0.001 par value per share, of the Company (“Series A-1 Preferred Stock”) or Series A-2 Preferred Stock, $0.001 par value per share, of the Company (“Series A-2 Preferred Stock”, and together with the Series A-1 Preferred Stock, “Preferred Stock”) listed on Schedule A (together with any subsequent investors or transferees, who become parties hereto as “Investors” pursuant to Sections 19.1(a) or 19.2 below, the “Investors”), and those certain holders of Common Stock of the Company listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Common Holders” pursuant to Sections 19.1(b) or 19.2 below, the “Common Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

A.            The Company and ED Umbrella Holdings, LLC, a Delaware limited liability company (“Umbrella”), have entered into an Investment Agreement (the “Investment Agreement”) dated as of October 30, 2023 providing for the sale of shares of Preferred Stock and Common Stock of the Company to Buyer;

B.             Concurrently with the execution of this Agreement, Cross River Bank, a New Jersey state-chartered bank (“CRB”), is providing financing to the Company in exchange for a convertible promissory note (the “Promissory Note”) issued by the Company to CRB that is convertible into shares of Series A-2 Preferred Stock, and CRB is otherwise being issued shares of Series A-2 Preferred Stock of the Company;

C.             In connection with the foregoing, the parties desire to enter into this Agreement to set forth their agreements and understanding with respect to various matters regarding the governance of the Company and certain rights and obligations of the Stockholders; and

D.            The Third Amended and Restated Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time, the “Restated Certificate”) provides that (a) the holders of record of the shares of Series A-1 Preferred Stock, exclusively and voting together as a single class on an as converted basis, shall be entitled to elect up to two (2) directors of the Company (the “Series A-1 Preferred Directors”); (b) the holders of record of Series A-2 Preferred Stock, exclusively and voting together as a single class on an as converted basis, may be entitled to elect up to two (2) directors of the Company (the “Series A-2 Preferred Directors”); and (c) the holders of the Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis, shall be entitled to elect up to three (3) directors of the Company (the “Common Directors”).

NOW, THEREFORE, the parties agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1           “AAA” has the meaning specified in Section 19.16.

1.2            “Affiliate” means, with respect to any specified Investor, any other Person who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or other investment fund now or hereafter existing which is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.3            “Affiliate Transfer” has the meaning specified in Section 6.1.

1.4            “Agreement” has the meaning specified in the Introduction to this Agreement.

1.5            “Board Observer” has the meaning specified in Section 2.6.

1.6            “Board of Directors” or “Board” means the board of directors of the Company.

1.7            “Budget” has the meaning specified in Section 2.9.

1.8            “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock, and (c) shares of Common Stock and Preferred Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Stockholder or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Stockholder (or any other calculation based thereon), (i) all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then applicable conversion ratio and (ii) following the one (1) year anniversary following the date hereof, Capital Stock shall include all shares of Common Stock included for purposes of the calculation of the CRB As-Converted Determination.

1.9            “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.10          “Common Directors” has the meaning specified in the Recitals.

1.11          “Common Holders” has the meaning specified in the Introduction to this Agreement, and “Common Holder” means any one of such Persons.

1.12          “Common Stock” means shares of Common Stock of the Company, $0.001 par value per share.

1.13          “Company” has the meaning specified in the Introduction to this Agreement.

1.14          “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

1.15            “Company Notice” means written notice from the Company notifying the selling Stockholders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Stockholders Transfer.

1.16            “Company Undersubscription Notice” has the meaning specified in Section 5.1(d).

1.17            “CRB” has the meaning specified in the Recitals.

1.18            “CRB As-Converted Determination” has the meaning specified in Section 2.1(b).

1.19            “CRB Designee” has the meaning specified in Section 2.1(b).

1.20            “Demand Notice” has the meaning specified in Section 14.1(a).

1.21            “DGCL” has the meaning specified in Section 19.7(b).

1.22            “Direct Listing” means the initial listing of the Common Stock (or other equity securities of the Company) on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors by means of an effective Exchange Act registration statement filed by the Company with the SEC, without a related underwritten offering of such Common Stock (or other equity securities).

1.23            “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

1.24            “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

1.25            “Electing Holders” has the meaning specified in Section 4.2.

1.26            “Eligible Investor” has the meaning specified in Section 7.1.

1.27            “Exercising Investors” has the meaning specified in Section 5.1(d).

1.28            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.29            “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.30            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.31            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.32            “GDEV” means GDEV Sunstone Investor II, LLC together with its Affiliates.

1.33            “Initial Consideration” has the meaning specified in Section 5.2(d)(ii).

1.34            “Initiating Stockholders” means, collectively, Stockholders who properly initiate a registration request under this Agreement.

1.35            “Investment Agreement” has the meaning specified in the Recitals.

1.36            “Investor Indemnitors” has the meaning specified in Section 18.

1.37            “Investor Notice” means written notice from any Investor notifying the Company and the selling Stockholder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Stockholder Transfer.

1.38            “Investor Notice Period” has the meaning specified in Section 5.1(d).

1.39            “Investors” has the meaning specified in the Introduction to this Agreement, and “Investor” means any one of such Persons.

1.40            “IPO” has the meaning specified in Section 11.1.

1.41            “LPA” means that certain Third Amended and Restated Loan Program Agreement, dated as of December 6, 2023 by and among, CRB, Sunlight Financial LLC and SL Financial Holdings Inc., as may be amended, restated or otherwise modified from time to time.

1.42            “Listing Event” means the consummation of (or in the case of an IPO, the declaration of effectiveness of the registration statement related to) an IPO, Direct Listing or SPAC Transaction.

1.43            “Management Incentive Plan” has the meaning specified in Section 2.10.

1.44            “Management Issuances” means one or more issuances of Series A-1 Preferred Stock to Timothy Parsons, Scott Mulloy and Rodney Yoder, with the per share purchase price being equal to the price paid for Series A-1 Preferred Stock by the Investors on the date hereof, provided that the aggregate number of shares of Series A-1 Preferred Stock issued to any of the individuals identified above shall not exceed 5839.

1.45            “New Securities” means, collectively, equity securities of the Company or any of its direct or indirect subsidiaries, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.46            “Offer Notice” has the meaning specified in Section 7.1(a).

1.47            “Participating Investor” has the meaning specified in Section 5.2(a).

1.48            “Person” means any individual, firm, corporation, partnership, association, limited liability company, trust or any other entity, including governmental entities.

1.49            “Pricing and Capital Markets Committee” has the meaning specified in Section 2.8(c).

1.50            “Preferred Stock” has the meaning specified in the Introduction to this Agreement.

1.51            “Pricing and Capital Markets Committee” has the meaning specified in Section 2.8(c).

1.52            “Prohibited Transfer” has the meaning specified in Section 5.3(c).

1.53            “Promissory Note” has the meaning specified in the Recitals.

1.54            “Proposed Sale” has the meaning specified in Section 4.3.

1.55            “Proposed Stockholder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Stockholders.

1.56            “Proposed Transfer Notice” means written notice from a Stockholder setting forth the terms and conditions of a Proposed Stockholder Transfer.

1.57            “Prospective Transferee” means any person to whom a Stockholder proposes to make a Proposed Stockholder Transfer.

1.58            “Purchase and Sale Agreement” has the meaning specified in Section 5.2(c).

1.59            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company (including the Promissory Note), acquired by any Stockholder after the date hereof; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; and (iv) any equity securities of a successor corporation in exchange for common stock or preferred stock in a SPAC Transaction; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned, and excluding for purposes of this Agreement any shares for which registration rights have terminated pursuant to Section 14.13 of this Agreement.

1.60            “Restated Certificate” has the meaning specified in the Recitals.

1.61            “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Stockholder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.62            “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Stockholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.63            “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

1.64            “Sale of the Company” has the meaning specified in Section 4.1.

1.65            “Secondary Notice” means written notice from the Company notifying the Investors and the selling Stockholder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Stockholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.66            “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.67            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.68            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Capital Stock, and fees and disbursements of counsel for any Stockholder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 14.6.

1.69            “Selling Holder Counsel” has the meaning specified in Section 14.6.

1.70            “Series A-1 Preferred Directors” has the meaning specified in the Recitals.

1.71            “Series A-1 Preferred Stock” has the meaning specified in the Introduction to this Agreement.

1.72            “Series A-2 Preferred Directors” has the meaning specified in the Recitals.

1.73            “Series A-2 Preferred Stock” has the meaning specified in the Introduction to this Agreement.

1.74            “Shares” has the meaning specified in Section 2.1.

1.75            “Shelf Registraton Statement” has the meaning specified in Section 14.1(b).

1.76            “SPAC Transaction” means a transaction or series of transactions (whether by merger, consolidation, arrangement, amalgamation, or transfer or issuance of equity securities or otherwise) whereby a special purpose acquisition company whose securities are registered under the Securities Act acquires all the equity securities of the Company (or any surviving or resulting company) (or vice versa), the result of which is that the securities of the successor corporation received in exchange for such equity securities (or the Company equity securities that continue to be held) are registered under the Securities Act.

1.77            “Special Committee” has the meaning specified in Section 2.8(b).

1.78            “Special Operational Plan” has the meaning specified in Section 2.8(b).

1.79            “Stock Sale” has the meaning specified in Section 4.1.

1.80            “Stockholder Representative” has the meaning specified in Section 4.2(g).

1.81            “Stockholders” has the meaning specified in the Introduction to this Agreement.

1.82            “Transfer Stock” means shares of Capital Stock owned by a Stockholder, or issued to a Stockholder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.83            “Umbrella” has the meaning specified in the Recitals.

1.84            “Umbrella Designee” has the meaning specified in Section 2.1(a).

1.85            “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Stockholder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2.             Voting Provisions Regarding the Board.

2.1            Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2.2           Board Size and Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) the size of the Board shall be set and remain at not more than (7) directors, and (ii) at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 12, the following persons shall be elected to the Board:

(a)            As the Series A-1 Preferred Directors, two (2) persons designated from time to time by Umbrella (each a “Umbrella Designee”), for so long as Umbrella, GDEV and their respective Affiliates continue to own beneficially an aggregate of at least 50% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), which individuals shall initially be Joshua Goldberg and Benjamin Baker; provided that if Umbrella, GDEV and their respective Affiliates own less than 50% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock), Umbrella shall only have the right to designate one (1) Series A-1 Preferred Director;

(b)            As the Series A-2 Preferred Directors, (i) two (2) persons designated from time to time by CRB (each, a “CRB Designee”), if CRB owns and thereafter continues to own an aggregate of at least 50% of the shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the then-outstanding principal balance and accrued interest under the Promissory Note into shares of Series A-2 Preferred Stock or upon conversion of those shares of Series A-2 Preferred Stock into shares of Common Stock (but for the avoidance of doubt, in each case, without a requirement to actually so convert) (the “CRB As-Converted Determination”)); provided, that if CRB owns less than 50% but more than 20% of the shares of Common Stock (in each case based upon the CRB As-Converted Determination), CRB shall only have the right to designate one (1) Series A-2 Preferred Director, which individuals shall initially be Karan Mehta. For the avoidance of doubt, so long as CRB owns less than 20% of the shares of Common Stock (including based upon the CRB As-Converted Determination), CRB shall not have the right to designate any Series A-2 Preferred Director, which is the case as of the date of this Agreement;

(c)            As Common Directors, two (2) individuals (who are not otherwise an Affiliate of the Company or any Stockholder) designated from time to time by mutual agreement between Umbrella and CRB, which individuals shall initially be undesignated and their seats vacant; and

(d)            As a Common Director, the Chief Executive Officer of the Company.

To the extent that any of clauses (a) and (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

2.3            Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

2.4            Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)            no director elected pursuant to Section 2.2 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of at least the requisite number of the shares of stock, entitled under Section 2.2 to designate that director; or (ii) the Persons originally entitled to designate or approve such director pursuant to Section 2.2 are no longer so entitled to designate or approve such director;

(b)            any vacancies created by the resignation, removal or death of a director elected pursuant to Section 2.2 shall be filled pursuant to the provisions of this Section 2; and

(c)            upon the request of any party entitled to designate a director as provided in Section 2.2 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 2, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

2.5            No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder or any Affiliate of any Stockholder have any liability as a result of votes cast by such Stockholder for any such designee in accordance with the provisions of this Agreement.

2.6            Board Observer. The Company shall invite (i) a representative of Umbrella and (ii) for so long as CRB owns less than 20% of the shares of Common Stock (in each case including based upon the CRB As-Converted Determination), a representative of CRB, as applicable, to attend all meetings of the Board of Directors in a nonvoting observer capacity (such observer a “Board Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board reasonably determines in good faith after consultation with Company outside counsel that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel. Each Board Observer shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans

2.7            Board Meetings. The Board will meet as frequently as required, but at least quarterly and not less than four (4) times per year. The Company shall reimburse each director for such director’s reasonable out-of-pocket expenses incurred in connection with travel to and from each meeting of the Board. All Board Observers shall be entitled to submit written questions to the Board in advance of each such meeting and shall be permitted to participate in the discussions held at each meeting.

2.8            Committees; Special Committee.

(a)            As set forth in the Company’s Bylaws, the Board of Directors may, from time to time, appoint such other committees as may be permitted by law. At least one of the Umbrella Designees and the CRB Designees shall be entitled, but not obligated, to serve on any committee, subcommittee or executive session of the Board.

(b)            In accordance therewith, there is hereby established, and the Company shall cause to be maintained, a special operational plan committee of the Board of Directors (the “Special Committee”). The Special Committee shall consist of each of the Umbrella Designees, the Chief Executive Officer and if applicable, a CRB Designee. The Special Committee is hereby authorized and empowered to take all actions necessary, proper or advisable to carry out the special operational plan that has been duly approved and adopted by the Board of Directors (the “Special Operational Plan”). Without limiting the generality of the foregoing, the Special Committee is authorized and empowered, in the name, and on behalf of the Company (or any of its subsidiaries), (i) to execute acknowledge, deliver and file (as appropriate) all agreements, instruments, certificates, and other documents necessary, proper or advisable to carry out the Special Operational Plan or implied thereby; and execute and direct the execution of such agreements, instruments, certificates, (ii) to engage or retain, at the expense of the Company or any of its subsidiaries, outside professional advisors as it shall deem appropriate, and (iii) adopt such procedures, policies and methods as it finds desirable or necessary and consistent with applicable law to carry out the Special Operational Plan. The taking of any such actions shall be conclusive evidence that the same was necessary, proper or advisable and approved by the Board. The powers conferred on the Special Committee shall extend to each individual member of such Special Committee and, accordingly, if a member of the Special Committee is unable to participate or elects not to participate or is otherwise disqualified from participating in all or any part of the work of the Special Committee, each remaining Special Committee member shall have authority to act for and on behalf of the Special Committee with respect to any matter where joint participation is not obtainable; provided, that in each case the actions of the Special Committee shall require the approval of the Umbrella Designees serving on the Special Committee.

(c)            In accordance therewith, there is hereby established, and the Company shall cause to be maintained, a pricing and capital markets committee (the “Pricing and Capital Markets Committee”) responsible for setting dealer discounts, interest rates, capital markets activity, policies relating to hedging, and other terms related to Company’s loan products and executing any sales of Non-Portfolio Loans (as defined in the LPA) held by CRB pursuant to the LPA and the Home Improvement Program Agreement (as defined in the LPA). Without the prior written consent of the Pricing and Capital Markets Committee, the Company shall not be permitted to make any payment or advance in excess of Three Million Dollars ($3,000,000). For so long as CRB has the right to appoint a CRB Designee to the Pricing and Capital Markets Committee, such CRB Designee shall be the chairperson of such committee. In the event CRB does not otherwise have the right to appoint a CRB Designee to the Pricing and Capital Markets Committee, CRB shall in any event have the right to have its Board Observer attend all meetings held by the Pricing and Capital Markets Committee, subject to customary exclusions where CRB is the purchaser. The Company shall cause the Pricing and Capital Markets Committee to meet at least monthly and the Company shall not take any actions within the purview of the Pricing and Capital Markets Committee without the approval of such committee. The Company shall maintain the purpose of the Pricing and Capital Markets Committee and the procedures governing its operation, in accordance with the description thereof previously delivered to CRB on or about the date hereof.

2.9            Annual Budget. The Board shall endeavor to review and approve a budget and business plan (prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months) for the Corporation and its subsidiaries for the next fiscal year (“Budget”) no later than 30 days before the start of such fiscal year. Until a new Budget has been approved by the Board, the most recently approved Budget approved by the Board shall be used for the next fiscal year, subject to the following revisions: (a) each line item of a recurring nature shall be increased by 2% and (b) the line items subject to any existing contract to which the Corporation or one of its subsidiaries is a party shall be deemed to be revised to reflect any increased expenditure required under any such contract.

2.10         Management Incentive Plan. No more than Ninety (90) days after the date hereof, the Board shall adopt a management incentive plan (the “Management Incentive Plan”) pursuant to which directors, officers, employees and service providers of the Company may, from time to time, receive awards of incentive-based compensation. The Management Incentive Plan shall permit awards of common stock, restricted stock units, stock appreciation rights, options or other similar incentive awards up to an amount equivalent to 8% of the fully diluted issued and outstanding Capital Stock as of the time such plan is adopted, including for this purpose the number of shares of Common Stock that would be issuable on the first anniversary of the date hereof if (i) the entire amount available under the Promissory Note were drawn by the Company on the date of this Agreement, (ii) such principal amount and all accrued interest thereon were converted into shares of Series A-2 Preferred Stock on the first anniversary of the date hereof and (iii) such shares of Series A-2 Preferred Stock were converted into shares of Common Stock.

3.             Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

4.             Drag-Along Right.

4.1            Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a Deemed Liquidation Event (as defined in the Restated Certificate).

4.2            Actions to be Taken. Subject to the terms of the Restated Certificate, in the event that (i) the Board, (ii) Umbrella, (iii) CRB and (iv) the holders of a majority of the then outstanding shares of Common Stock (including any shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock) held by the Stockholders, voting together as a class (collectively, the “Electing Holders”), approve a Sale of the Company (which approval of the Electing Holders must be in writing), specifying that this Section 4 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 4.3 below, each Stockholder and the Company hereby agree:

(a)            if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)            if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Electing Holders to the Person to whom the Electing Holders propose to sell their Shares, and, except as permitted in Section 4.3 below, on the same terms and conditions as the other stockholders of the Company;

(c)            to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Electing Holders in order to carry out the terms and provision of this Section 4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d)            not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e)            to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii) asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Electing Holders or any Affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f)            if the consideration to be paid in exchange for the Shares pursuant to this Section 4 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g)            in the event that the Electing Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

4.3            Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 4.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a)            any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b)            such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Stockholder’s capacity as a stockholder of the Company;

(c)            the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(d)            liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate, allocated in the reverse of the order in which payments are made in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder; and

(e)            upon the consummation of the Proposed Sale (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 4.3(e), if the consideration to be paid in exchange for the Shares held by a Stockholder, pursuant to this Section 4.3(e) includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares held by the Stockholder which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Stockholder.

4.4            Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate elect to allocate the consideration differently by written notice given to the Company at least two (2) days prior to the effective date of any such transaction or series of related transactions.

5.             Right of First Refusal and Right of Co-Sale.

5.1            Right of First Refusal.

(a)            Grant. Subject to the terms of Section 6 below, each Stockholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Stockholder may propose to transfer in a Proposed Stockholder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)            Notice. Each Stockholder proposing to make a Proposed Stockholder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Stockholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Stockholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Stockholder Transfer. To exercise its Right of First Refusal under this Section 5, the Company must deliver a Company Notice to the selling Stockholder and the Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Stockholder with the Company that contains a preexisting right of first refusal, the Company and the Stockholder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 5.1(a) and this Section 5.1(b).

(c)            Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 6 below, each Stockholder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 5.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Stockholder Transfer, the Company must deliver a Secondary Notice to the selling Stockholder and to each Investor to that effect no later than fifteen (15) days after the selling Stockholder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Stockholder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d)            Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and any of the Investors pursuant to Sections 5.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 5.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 5.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Stockholder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 5.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Stockholder of that fact.

(e)            Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Exercising Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Exercising Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Exercising Investors shall take place, and all payments from the Company and the Exercising Investors shall have been delivered to the selling Stockholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Stockholder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

5.2            Right of Co-Sale.

(a)            Exercise of Right. If any Transfer Stock subject to a Proposed Stockholder Transfer is not purchased pursuant to Section 5.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Stockholder Transfer as set forth in Section 5.2(b) below and, subject to Section 5.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Stockholder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)            Shares Includable. Each Participating Investor may include in the Proposed Stockholder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Stockholder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Stockholder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Stockholder Transfer, plus the number of shares of Transfer Stock held by the selling Stockholder. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Stockholder may sell in the Proposed Stockholder Transfer shall be correspondingly reduced.

(c)            Purchase and Sale Agreement. The Participating Investors and the selling Stockholder agree that the terms and conditions of any Proposed Stockholder Transfer in accordance with this Section 5.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Stockholder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 5.2.

(d)            Allocation of Consideration.

 (i)            Subject to Section 5.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Stockholder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Stockholder as provided in Section 5.2(b), provided that if the Transfer Stock identified in a Proposed Transfer Notice is Common Stock and a Participating Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock.

 (ii)            In the event that the Proposed Stockholder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Stockholder in accordance with Sections 2.1 and 2.2 of part (B) of the Fourth article of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Investor(s) and selling Stockholder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Sections 2.1 and 2.2 of part (B) of the Fourth article of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and selling Stockholder upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Sections 2.1 and 2.2 of part (B) of the Fourth article of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e)            Purchase by Selling Stockholder; Deliveries. Notwithstanding Section 5.2(c) above, if any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor(s) or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Stockholder may sell any Transfer Stock to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Stockholder purchases all securities subject to the Right of Co-Sale from such Participating Investor(s) on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Section 5.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Stockholder to such Participating Investor(s) shall be made in accordance with the first sentence of Section 5.2(d)(ii). In connection with such purchase by the selling Stockholder, such Participating Investor(s) shall deliver to the selling Stockholder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Stockholder (or request that the Company effect such transfer in the name of the selling Stockholder). Any such shares transferred to the selling Stockholder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Stockholder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Section 5.2(e).

(f)            Additional Compliance. If any Proposed Stockholder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Stockholders proposing the Proposed Stockholder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 5. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 5.2.

5.3            Effect of Failure to Comply.

(a)            Transfer Void; Equitable Relief. Any Proposed Stockholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b)            Violation of First Refusal Right. If any Stockholder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Stockholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c)            Violation of Co-Sale Right. If any Stockholder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor who desires to exercise its Right of Co-Sale under Section 5.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Stockholder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 5.2. The sale will be made on the same terms, including, without limitation, as provided in Section 5.2(d)(i) and the first sentence of Section 5.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Stockholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 5.2. Such Stockholder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Section 5.2.

6.             Exempt Transfers.

6.1            Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 5.1 and 5.2 shall not apply (a) in the case of a Stockholder that is an entity, upon a transfer by such Stockholder to its Affiliates or each of their respective stockholders, members, partners or other equity holders (an “Affiliate Transfer”), (b) to a repurchase of Transfer Stock from a Stockholder by the Company at a price no greater than that originally paid by such Stockholder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the disinterested members of the Board of Directors, (c) in the case of a Stockholder that is a natural person, upon a transfer of Transfer Stock by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime (provided that such Stockholder retains sole voting power over such Transfer Stock during such lifetime) or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Stockholder or any such family members or (d) any transfer by Umbrella with the prior written consent of CRB, and any Transfer by CRB with the prior written consent of Umbrella, in each case during the first year following the date hereof; provided that in the case of clause(s) (a) or (c), the Stockholder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee), including the obligations of a Stockholder with respect to Proposed Stockholder Transfers of such Transfer Stock pursuant to Section 5; and provided further in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

6.2            Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 5 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act; or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

6.3            Prohibited Transferees. Notwithstanding the foregoing, no Stockholder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company, or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier; provided, that any Affiliate of Umbrella or CRB shall not constitute a prohibited transferee under this Section 6.3.

6.4            Other Prohibited Transferees. Notwithstanding the foregoing, during the first year following the date hereof (a) CRB shall not transfer any Capital Stock of the Company without the prior written consent of Umbrella and (b) Umbrella shall not transfer any Capital Stock of the Company without the prior written consent of CRB; provided, however, that the prohibitions contained in this Section 6.4 shall not apply to any Affiliate Transfer in accordance with the terms of Section 6.1 and so long as the transferee in any such Affiliate Transfer agrees to be bound by the terms of this Section 6.4.

7.	Rights to Future Stock Issuances.

7.1            Right of First Offer. Subject to the terms and conditions of this Section 7.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor that holds at least two percent (2%) of the Capital Stock (each, an “Eligible Investor”). An Eligible Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(a)            The Company shall give notice (the “Offer Notice”) to each Eligible Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)            By notification to the Company within ten (10) days after the Offer Notice is given, each Eligible Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Capital Stock then held by such Eligible Investor bears to the total Capital Stock of the Company then outstanding. The closing of any sale pursuant to this Section 7.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 7.1(c).

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 7.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 7.1(b), offer and agree to sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such ninety (90) day period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Eligible Investors in accordance with this Section 7.1.

(d)            The right of first offer in this Section 7.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; and (iii) the Management Issuances.

(e)            Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 7.1, the Company may elect to give notice to the Eligible Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Eligible Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Eligible Investor, maintain such Eligible Investor’s percentage-ownership position, calculated as set forth in Section 7.1(b) before giving effect to the issuance of such New Securities.

7.2            Termination. The covenants set forth in Section 7.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

8.	Additional Covenants.

8.1            Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Such policy shall not be cancelable by the Company without prior approval by the Board of Directors. Notwithstanding any other provision of this Section 8.1 to the contrary, for so long as a Preferred Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least one (1) million dollars unless approved by such Preferred Director(s).

8.2            Employee Agreements. Unless otherwise approved by the Board of Directors, the Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment and non-solicitation agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

8.3            Employee Stock. Unless otherwise approved by the Board of Directors, all future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months and (ii) a market stand-off provision substantially similar to that in Section 14.11. Without the prior approval by the Board of Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 8.3. In addition, unless otherwise approved by the Board of Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

8.4            Right to Conduct Activities.

(a)            The Company hereby agrees and acknowledges that each of CRB and GDEV invests and makes loans in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, neither CRB nor GDEV (to the extent it is a Stockholder party to this Agreement) shall be liable to the Company for any claim arising out of, or based upon, (i) the investment or loan by CRB or GDEV in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of CRB or GDEV to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (a) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (b) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(b)            The Company hereby agrees and acknowledges that Umbrella and its Affiliates may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Umbrella shall not be liable to the Company for any claim arising out of, or based upon, Umbrella’s business activities, whether or not such activities have a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (a) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (b) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

9.            Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9 by such Stockholder), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Capital Stock from such Stockholder that is not a competitor of the Company, if such prospective purchaser agrees to be bound by the provisions no less restrictive than this Section 9; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary contained herein, each of Umbrella and CRB may disclose to its limited partners or other applicable investors or its Affiliates to whom Umbrella or CRB, as applicable, has a contractual, fiduciary or similar duty to report such information (x) information regarding the occurrence of a material event that is reasonably likely to threaten the Company’s ability to continue as a going concern and (y) a general overview of the Company’s business, a summary of the Company’s revenue, EBITDA and operating margins, and information related to the Company’s valuation (each consistent with the information provided by the Company pursuant to Section 15.1 herein) that are part of the customary periodic reporting to such Persons regarding the investment in the Company. The Company acknowledges that CRB is a regulated entity, and that as a result, the activities of CRB are subject to certain rules, regulations and reporting requirements that may require such Investors to publicly disclose their respective investments in the Company. The Company agrees that any such disclosure required by such rules, regulations and/or reporting requirements is permitted, notwithstanding any restrictions in this Agreement.

10.            Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by Section 6.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 7 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

11.            Lock-Up.

11.1         Agreement to Lock-Up. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, and shall only be applicable to the Stockholders if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 11 or that are necessary to give further effect thereto.

11.2         Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Stockholder (and transferees and assignees thereof) until the end of such restricted period.

12.            “Bad Actor” Matters.

12.1         Representations.

(a)            Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b)            The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

12.2          Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

13.            Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 4 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 19.8 below.

14.            Registration Rights. The Company covenants and agrees as follows:

14.1          Demand Registration.

(a)            Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after a Listing Event, the Company receives a request from holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then outstanding covering the registration of Registrable Securities (or a lesser percent if the anticipated aggregate offering price would exceed $50,000,000), then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Stockholders other than the Initiating Stockholders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Stockholders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Stockholders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Stockholder, as specified by notice given by each such Stockholder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 14.1(c) and 14.3.

(b)            Form S-3 Demand. After securities of the Company have been listed on any U.S. stock exchange, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement (or a prospectus supplement for an offering of Registrable Securities) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $25,000,000 (or covers all remaining Registrable Securities held by the Initiating Stockholders), then the Company shall (i) within ten (10) days after the date such request is given (or, in the case of a prospectus supplement, as soon as practical), give a Demand Notice to all Stockholders other than the Initiating Stockholders; and (ii) as soon as practicable, and in any event within forty-five (45) days (or, in the case of a prospectus supplement, within ten (10) days) after the date such request is given by the Initiating Stockholders, file a Form S-3 registration statement or a prospectus supplement, as applicable, under the Securities Act covering all Registrable Securities that the Initiating Stockholders requested to be registered or offered and any additional Registrable Securities requested to be included in such registration or offering by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given (or within three (3) business days in the case of an offering to be undertaken by way of a prospectus supplement to a Form S-3 registration statement under the Securities Act), and in each case, subject to the limitations of Sections 14.1(c) and 14.3. After the effectiveness of a Form S-3 registration statement under the Securities Act for an offering to be made on a delayed or continuous basis (a “Shelf Registration Statement”), the applicable participating Holders shall also be entitled, from time to time during the effectiveness of such Form S-3 registration statement, to request and require the Company to prepare and file a prospectus supplement to such Form S-3 registration statement to effect the sale of the Registrable Securities registered under such Form S-3 registration statement according to the procedures described in the preceding sentence. In the case of a Shelf Registration Statement, a filing of a prospectus supplement with respect to the Shelf Registration Statement for an underwritten offering will count toward the maximum number of registrations permitted hereunder.

(c)            Notwithstanding the foregoing obligations, if the Company furnishes to Stockholders requesting a registration pursuant to this Section 14.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Stockholders is given; provided, however, that the Company may invoke this right in consecutive sixty (60) day periods but in no event may the Company invoke this right more than twice in any twelve (12) month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d)            The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 14.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 14.1(a); or (iii) if the Initiating Stockholders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 14.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 14.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 14.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 14.1(d) until such time as the applicable registration statement has been declared effective by the SEC (or, in the case of a Shelf Registration Statement, the prospectus supplement has been filed) unless the Initiating Stockholders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 14.6 in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 14.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 14.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 14.1(d).

14.2          Company Registration. If the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Stockholder notice of such registration. Upon the request of each Stockholder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 14.3, cause to be registered all of the Registrable Securities that each such Stockholder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 14.2 before the effective date of such registration, whether or not any Stockholder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 14.6.

14.3          Underwriting Requirements.

(a)            If, pursuant to Section 14.1, the Initiating Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 14.1, and the Company shall include such information in the Demand Notice. A majority in interest of the Initiating Stockholders shall have the right to select the underwriter(s), provided, however, that such selection shall also be reasonably acceptable to the Company. In such event, the right of any Stockholder to include such Stockholder’s Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 14.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Stockholder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Stockholder’s ownership of shares and authority to enter into the underwriting agreement and to such Stockholder’s intended method of distribution, and the liability of such Stockholder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Stockholder. Notwithstanding any other provision of this Section 14.3, if the underwriter(s) advise(s) the Initiating Stockholders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Stockholders shall so advise all holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Stockholders of Registrable Securities, including the Initiating Stockholders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Stockholder or in such other proportion as shall mutually be agreed to by all such selling Stockholders; provided, however, that the number of Registrable Securities held by the Stockholders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Stockholder to the nearest one hundred (100) shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s Registrable Securities pursuant to Section 14.2, the Company shall not be required to include any of the Stockholders’ Registrable Securities in such underwriting unless the Stockholders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that is included in such offering shall be allocated among the selling Stockholders in proportion (as nearly as practicable to) the number of shares owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by all such selling Stockholders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Stockholder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of shares included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of shares included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Stockholders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 14.3(b) concerning apportionment, for any selling Stockholder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Stockholder, or the estates and family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Stockholder,” and any pro rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate number of shares owned by all Persons included in such “selling Stockholder,” as defined in this sentence.

(c)            For purposes of Section 14.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 14.3(a), fewer than 50% of the total number of shares of Registrable Securities that Stockholders have requested to be included in such registration statement are actually included.

14.4         Obligations of the Company. Whenever required under this Section 14 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement or prospectus, as applicable, with respect to such Registrable Securities (including all exhibits and financial statements required to be filed therewith) and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Stockholder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such shares are sold;

(b)            prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish, without charge, to the selling Stockholders, the underwriter(s), if any, and their respective counsel such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the selling Stockholders may reasonably request in order to facilitate their disposition of their Registrable Securities and the Company consents to the use of such prospectus, including any preliminary prospectus, in accordance with applicable law by each of the selling Stockholders in connection with the offering and sale of the Registrable Securities covered by and in the manner described in the prospectus, including any preliminary prospectus;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions by the time the applicable registration statement becomes effective as shall be reasonably requested by the selling Stockholders; provided that the Company shall not be required to qualify to do business in any such states or jurisdictions where it would not otherwise be required to so qualify, to subject itself to taxation in any such states or jurisdictions if it is not so subject or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            (i) allow the selling Stockholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders to reasonably participate in the preparation of such registration statement and the prospectus used in connection with such registration statement, and (ii) promptly make available for inspection by the selling Stockholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants and counsel to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith (including answering any questions in one or more diligence sessions);

(i)             notify each selling Stockholder and counsel for such selling Stockholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective, when any post-effective amendment thereto has been filed and has been declared effective and when any amendment supplement to any prospectus forming a part of such registration statement has been filed;

(j)             promptly notify each selling Stockholder and counsel for such selling Stockholder when the Company becomes aware of the happening of any event as a result of which the registration statement or prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities or if for any other reason it will be necessary during such time period to amend or supplement the registration statement in order to comply with the Securities Act; and the Company shall use its commercially reasonable efforts to prepare and file with the SEC such supplement or post-effective amendment to the applicable registration statement or the related prospectus or any other required document;

(k)            after such registration statement becomes effective, promptly notify each selling Stockholder and counsel for such selling Stockholder of any request by the SEC that the Company amend or supplement such registration statement or for additional information or the issuance of any stop order by the SEC or any state securities authority relating to such registration statement, including the suspension of the effectiveness of such registration statement or the initiation of any proceedings for that purpose;

(l)             promptly notify each selling Stockholder and counsel for such selling Stockholder if between the applicable effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of proceedings for such purpose;

(m)           promptly notify each selling Stockholder and counsel for such selling Stockholder of any determination by the Company that a post-effective amendment to a registration statement or any amendment or supplement to any prospectus would be appropriate;

(n)            use commercially reasonable efforts to obtain the withdrawal of any stop order or other order suspending the use of or effectiveness of any registration statement and any prospectus used in connection with such registration statement, as applicable, or suspending any qualification of the Registrable Securities covered by the registration statement and provide immediate notice to each selling Stockholder of the withdrawal of any such order;

(o)            obtain (and furnish to the selling Stockholders and the underwriters) (i) a customary legal opinion of counsel to the Company addressed to the selling Stockholders and the underwriters, if any, as well as (ii) a customary comfort letter from the auditor of the Company for the financial statements included or incorporated by reference in a registration statement, and any prospectus used in connection with such registration statement;

(p)            reasonably cooperate with the selling Stockholders and the underwriters(s), if any, and their respective counsel, in connection with any filings required to be made with FINRA;

(q)            participate in the marketing efforts which the selling Stockholders or the underwriter(s), if any, consider reasonably necessary, such as a road show, meetings with institutional investors and other similar events; and

(r)            take any other steps, do any and all other acts and things, and sign and deliver any other documents which may be reasonably necessary to give full effect to the rights of each selling Stockholders pursuant to this Section 14.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

14.5         Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 14 with respect to the Registrable Securities of any selling Stockholder that such Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Stockholder’s Registrable Securities.

14.6         Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 14, including all registration, filing, and qualification fees (including the expenses of any audit and/or comfort letter); printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 per registration, of one counsel for the selling Stockholders (“Selling Holder Counsel”) selected by the majority of the Registrable Securities included in the applicable registration statement, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 14.1 if the registration request is subsequently withdrawn at the request of the Stockholders of a majority of the Registrable Securities to be registered (in which case all selling Stockholders shall bear such expenses pro rata based upon the number of shares that were to be included in the withdrawn registration), unless the Stockholders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 14.1(a) or 14.1(b), as the case may be; provided, further, that if, at the time of such withdrawal, the Stockholders shall have learned of a material adverse change in the conditions, business or prospects of the Company from that known to the Stockholders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Stockholders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) registration pursuant to Section 14.1(a) or 14.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 14 (other than fees and disbursements of counsel to any Stockholder, other than the Selling Holder Counsel, which shall be borne solely by the Stockholder engaging such counsel) shall be borne and paid by the Stockholders pro rata on the basis of the number of Registrable Securities registered on their behalf.

14.7         Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 14.

14.8         Indemnification. If any Registrable Securities is included in a registration statement under this Section 14:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Stockholder, and the partners, members, officers, directors, and stockholders of each such Stockholder; legal counsel and accountants for each such Stockholder; any underwriter (as defined in the Securities Act) for each such Stockholder; and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any damages, and the Company will pay to each such Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 14.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to, or concurrently with, the sale of Registrable Securities to the Person asserting the claim.

(b)            To the extent permitted by law, each selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Stockholder selling securities in such registration statement, and any controlling Person of any such underwriter or other Stockholder, against any damages, in each case only to the extent that such damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Stockholder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to, or concurrently with, the sale of Registrable Securities to the Person asserting the claim; and each such selling Stockholder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 14.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Stockholder by way of indemnity or contribution under Section 14.8(b) and 14.8(d) exceed the proceeds from the offering received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of fraud or willful misconduct by such Stockholder.

(c)            Promptly after receipt by an indemnified party under this Section 14.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 14.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 14.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 14.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 14.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 14.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 14.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Stockholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Stockholder’s liability pursuant to this Section 14.8(d), when combined with the amounts paid or payable by such Stockholder pursuant to Section 14.8(b), exceed the proceeds from the offering received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of willful misconduct or fraud by such Stockholder.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Stockholders under this Section 14.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 14, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

14.9         Reports Under Exchange Act. With a view to making available to the Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after any Listing Event;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)            furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after any Listing Event), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

14.10       Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Stockholders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Stockholders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the securities of the Stockholders that are included; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 19.1.

14.11       “Market Stand-off” Agreement. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 in any full commitment underwritten offering, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or ninety (90) days in the case of any other offering, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 14.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, transfers to Affiliates or the transfer of any shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Stockholders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 14.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 14.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

14.12       Restrictions on Transfer.

(a)            The Preferred Stock and the other Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Stockholder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the other Registrable Securities held by such Stockholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following a Listing Event, pursuant to SEC Rule 144, to be bound by the terms of this Agreement.

(b)            Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the other Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 14.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS PARTY THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Stockholders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 14.12.

(c)            The holder of such Registrable Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 14. Before any proposed sale, pledge, or transfer of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following any Listing Event, the transfer is made pursuant to SEC Rule 144, the Stockholder thereof shall give notice to the Company of such Stockholder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Stockholder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Registrable Securities may be effected without registration under the Securities Act, whereupon the holder of such Registrable Securities shall be entitled to sell, pledge, or transfer such Registrable Securities in accordance with the terms of the notice given by the Stockholder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Stockholder distributes Registrable Securities to an Affiliate of such Stockholder for no consideration; provided that, in the case of clause (y), each transferee agrees in writing to be subject to the terms of this Section 14.12. Each certificate, instrument, or book entry representing the Registrable Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 14.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Stockholder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

14.13       Termination of Registration Rights. The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 14.1 or 14.2 shall terminate upon the earliest to occur of:

(a)            the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate, in which the consideration received by the Stockholders in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Stockholders receive registration rights from the acquiring company reasonably no less favorable than the rights set forth in this Section 14;

(b)            such time after consummation of a Listing Event as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Stockholder’s shares without limitation, during a three (3)-month period without registration and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) or subsection (i)(2) of SEC Rule 144) and such Stockholder (together with its “affiliates” determined under SEC Rule 144) holds less than one percent (1%) of the outstanding Registrable Securities of the Company; or

(c)            such Holder having sold all of its Registrable Securities.

15.            Information Rights.

15.1          Delivery of Financial Statements. The Company shall deliver to each Eligible Investor (or, with respect to subsection (e), Umbrella only):

(a)            as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited and certified by independent public accounts of nationally recognized standing;

(b)            as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments, and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)            as soon as practicable, but in any event within 45 days after the end of each fiscal quarter of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail to permit the Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)            as soon as practicable following the adoption by the Board, the Budget; and

(e)            (i) unless previously disclosed to the Umbrella Designee(s), prior written notice at least 60 days in advance of acquiring any material real or immovable property (or as soon as practicable after the Company has knowledge of any reasonably likely acquisition thereof), and (ii) promptly following (and in any event within 10 days after receipt of) written request by Umbrella, the Company shall provide Umbrella with a written certification informing Umbrella whether its interest in the Company constitutes, or is reasonably likely to constitute, a United States real property interest pursuant to applicable law (including applicable Treasury regulations and the Internal Revenue Code).

provided, however, that the Company shall not be obligated under this Section 15.1 to provide information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 15.1 to the contrary, the Company may cease providing the information set forth in this Section 15.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 15.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

15.2         Inspection. At any time that Umbrella or CRB, as applicable, has the right to appoint a director to the Board or a Board Observer, the Company shall permit Umbrella or CRB, as applicable, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Umbrella or CRB, as applicable, subject to exclusions related to any business dealings where CRB is a counterparty in respect of such transaction; provided, however, that the Company shall not be obligated pursuant to this Subsection 15.2 to provide access to any information that the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel or for similar reasons.

16.            Remedies.

16.1         Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

16.2         Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Electing Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the size and composition of the Board pursuant to Section 1, votes to increase authorized shares pursuant to Section 2.9 hereof and votes regarding any Sale of the Company pursuant to Section 4 hereof, and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement or to take any action reasonably necessary to effect this Agreement. The power of attorney granted hereunder shall authorize the President of the Company to execute and deliver the documentation referred to in Section 4.2(c) on behalf of any party failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 16.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 13 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 13 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

16.3         Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction; provided that no party that is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, shall have the right to enforce against any Stockholder any provision of this Agreement that (a) requires a Stockholder to vote for or against any matter or (b) restricts or conditions the ability of a Stockholder to transfer its Shares.

16.4         Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

17.            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

18.            Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors nominated to serve on the Board of Directors by one (1) or more Investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one (1) or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 18 and shall have the right, power and authority to enforce the provisions of this Section 18 as though they were a party to this Agreement.

19.            Miscellaneous.

19.1         Additional Parties.

(a)            Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b)            In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Section 19.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

19.2         Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Common Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 19.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 19.12.

19.3         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

19.4         Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

19.5         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.6         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

19.7         Notices.

(a)            General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Executive Officer, or, in any case, to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 19.7. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Locke Lord LLP, Brookfield Place, 200 Vesey Street, 20th Floor, New York, NY 10281, Attention: Michael P. Malfettone ([TEXT REDACTED]), and if notice is given to Stockholders, a copy (which copy shall not constitute notice) shall also be given to Investors’ counsel as listed on Schedule A.

(b)            Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

19.8         Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 13) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A-1 Preferred Stock held by the Investors (voting together as a single class); and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A-2 Preferred Stock held by the Investors (voting together as a single class). Notwithstanding the foregoing:

(a)            this Agreement may not be amended, modified or terminated with respect to any Investor or Common Holder and the observance of any term of this Agreement may not be waived with respect to any Investor or Common Holder without the written consent of such Investor or Common Holder unless such amendment, modification, termination or waiver applies to all Investors or Common Holders, as the case may be, in the same fashion;

(b)            the provisions of Section 2.2(a) and this Section 19.8(b) may not be amended, modified, terminated or waived without the written consent of Umbrella;

(c)            the provisions of Section 2.2(b) and this Section 19.8(c) may not be amended, modified, terminated or waived without the written consent of CRB;

(d)            the provisions of Section 2.2(b) and this Section 19.8(d) may not be amended, modified, terminated or waived without the written consent of the holders of a majority of shares of Common Stock;

(e)            Schedule A hereto may be amended by the Company from time to time to add information regarding additional Stockholders without the consent of the other parties hereto; and

(f)             any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 19.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 19.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

19.9            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

19.10       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

19.11       Entire Agreement. This Agreement (including the Exhibits hereto), and the Restated Certificate and the other Transaction Agreements (as defined in the Investment Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

19.12       Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a STOCKHOLDERS’ Agreement, AS MAY BE AMENDED FROM TIME TO TIME (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that STOCKHOLDERS’ Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 19.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 19.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

19.13       Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 19.12.

19.14       Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

19.15       Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

19.16       Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Delaware, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Delaware Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

19.17       Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

19.18       Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stockholders’ Agreement as of the date first written above.

COMPANY:	Sunlight Financial Holdings Inc.

	By:	/s/ Rodney Yoder
	Name:	Rodney Yoder
	Title:	Chief Financial Officer

COMMON HOLDERS:	ED UMBRELLA HOLDINGS, LLC

	By:	/s/ Joshua Goldberg
	Name:	Joshua Goldberg
	Title:	President & Chief Executive Officer

CROSS RIVER BANK

	By:	/s/ Gilles Gade
	Name:	Gilles Gade
	Title:	CEO & President

	By:	/s/ Arlen Gelbard
	Name:	Arlen W. Gelbard
	Title:	EVP & General Counsel

INVESTORS:	ED UMBRELLA HOLDINGS, LLC

	By:	/s/ Joshua Goldberg
	Name:	Joshua Goldberg
	Title:	President & Chief Executive Officer

CROSS RIVER BANK

	By:	/s/ Gilles Gade
	Name:	Gilles Gade
	Title:	CEO & President

Signature Page to Stockholders’ Agreement

By:	/s/ Arlen Gelbard
Name:	Arlen W. Gelbard
Title:	EVP & General Counsel

Signature Page to Stockholders’ Agreement

SCHEDULE A

INVESTORS

Name and Address

ED Umbrella Holdings, LLC

c/o Greenbacker Development Opportunities Fund II, LP

230 Park Avenue, Suite 1560

New York, NY 10169

Attention: Benjamin Baker

Email: [TEXT REDACTED]

Locke Lord LLP

Brookfield Place, 200 Vesey Street

New York, NY 10281

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]; [TEXT REDACTED]

Cross River Bank

2115 Linwood Avenue

Fort Lee, NJ 07024

Email: [TEXT REDACTED]; [TEXT REDACTED]

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]; [TEXT REDACTED]

SCHEDULE B

COMMON HOLDERS

Name and Address

ED Umbrella Holdings, LLC

c/o Greenbacker Development Opportunities Fund II, LP

230 Park Avenue, Suite 1560

New York, NY 10169

Attention: Benjamin Baker

Email: [TEXT REDACTED]

Locke Lord LLP

Brookfield Place, 200 Vesey Street

New York, NY 10281

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]; [TEXT REDACTED]

Cross River Bank

2115 Linwood Avenue

Fort Lee, NJ 07024

Email: [TEXT REDACTED]; [TEXT REDACTED]

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: [TEXT REDACTED]

Email: [TEXT REDACTED]; [TEXT REDACTED]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholders’ Agreement dated as of December 6, 2023 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1            Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants, or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

☐            As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐            As a transferee of Shares from a party in such party’s capacity as a “Common Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Common Holder” and a “Stockholder” for all purposes of the Agreement.

☐            As a new “Investor” in accordance with Section 20.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐            In accordance with Section 20.1(b)19.1(b) of the Agreement, as a new party who is not a new “Investor,” in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2            Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3            Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	Sunlight Financial Holdings Inc.
Name:
Title:
Address:	By:
Name:

E-mail Address:	Title: